UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 22, 2020
National Storage Affiliates Trust
(Exact name of registrant as specified in its charter)

Maryland	001-37351	46-5053858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8400 East Prentice Avenue, 9th Floor
Greenwood Village, Colorado 80111
(Address of principal executive offices)
(720) 630-2600
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares of Beneficial Interest, $0.01 par value per share	NSA	New York Stock Exchange
Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share	NSA Pr A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
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Item 1.01 Entry into a Material Definitive Agreement.
On September 22, 2020, National Storage Affiliates Trust, a Maryland real estate investment trust (the “Company”) entered into (a) forward sale agreements (the “Forward Sale Agreements”) with each of Morgan Stanley & Co. LLC and Citibank, N.A. (collectively, the “Forward Purchasers”), and (b) together with NSA OP, LP, a Delaware limited partnership, an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC and Citigroup Global Markets Inc., as underwriters, (the “Underwriters”), the Forward Purchasers and Morgan Stanley & Co. LLC and Citigroup Global Markets Inc. as agent for Citibank, N.A., as forward sellers (the "Forward Sellers"), relating to the issuance and sale of an aggregate of 4,500,000 of the Company's common shares of beneficial interest, par value $0.01 per share (the “Shares”), at a public offering price of $33.15 per share. In addition, the Forward Sellers granted to the Underwriters a 30-day option to purchase up to an additional 675,000 Shares at the same price. The Shares are being offered and sold under a prospectus supplement and accompanying prospectus filed with the U.S. Securities and Exchange Commission pursuant to a shelf registration statement on Form S-3 (File No. 333-223654). The offering closed on September 25, 2020.

The Forward Sellers or their affiliates, at the Company’s request, borrowed from third parties and sold an aggregate of 4,500,000 Shares to the Underwriters on September 25, 2020 in connection with the closing of the offering. The Company currently expects (subject to the Company’s right to elect cash or net share settlement subject to certain conditions) to issue and sell, upon physical settlement of the Forward Sale Agreements on one or more settlement dates specified by the Company prior to March 22, 2021, an aggregate of 4,500,000 Shares, to the Forward Purchasers at an initial forward sale price of $32.832 per share, subject to certain adjustments to such initial forward sale price as provided in the Forward Sale Agreements.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Copies of each of the Forward Sale Agreements are attached as Exhibit 1.2 and Exhibit 1.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.         Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
1.1
Underwriting Agreement, dated September 22, 2020, among National Storage Affiliates Trust, NSA OP, LP, Morgan Stanley & Co. LLC and Citigroup Global Markets Inc., as the underwriters, Morgan Stanley & Co. LLC and Citibank, N.A., as forward purchasers, and Morgan Stanley & Co. LLC and Citigroup Global Markets Inc. as agent for Citibank, N.A., as forward sellers

1.2	Registered Forward Confirmation, dated September 22, 2020 by and between National Storage Affiliates Trust and Morgan Stanley & Co. LLC
1.3	Registered Forward Confirmation, dated September 22, 2020 by and between National Storage Affiliates Trust and Citibank, N.A.
5.1	Opinion of Clifford Chance US LLP (including consent of such firm)
8.1	Tax Opinion of Clifford Chance US LLP (including consent of such firm)
23.1	Consent of Clifford Chance US LLP (included in Exhibit 5.1)
23.2	Consent of Clifford Chance US LLP (included in Exhibit 8.1)
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL STORAGE AFFILIATES TRUST

By:	/s/ TAMARA D. FISCHER
Tamara D. Fischer
President and Chief Executive Officer

Date: September 25, 2020